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                                                                     Exhibit 3.3
                                     YUKON

                           BUSINESS CORPORATIONS ACT
                              (Section 27 or 171)

                                   FORM 5-01

                             ARTICLES OF AMENDMENT

________________________________________________________________________________

1. NAME OF CORPORATION

     INDOCHINA GOLDFIELDS LTD.
     Corporate Access Number 24319
________________________________________________________________________________

2. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED PURSUANT TO A COURT
   ORDER:

     YES [  ]     NO [X]
________________________________________________________________________________

3. THE ARTICLES OF THE ABOVE-MENTIONED CORPORATION ARE AMENDED AS FOLLOWS:

   "2. The classes and any maximum number of shares that the corporation is authorized to issue:

          an unlimited number of Common Shares without par value an unlimited number of Preferred Shares without par value"

________________________________________________________________________________

4. DATE                       SIGNATURE                     TITLE


  June 27, 1997            /s/ Eric Edwards             Sr. V.P. Finance
                           ----------------